Exhibit 3(f)

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF FORMATION OF

WEG GP LLC

1. The name of the limited liability company is WEG GP LLC.

2. The Amended and Restated Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company is Magellan GP, LLC.

3. This Certificate of Amendment of Amended and Restated Certificate of Formation of WEG GP LLC shall be effective September 1, 2003.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Formation of WEG GP LLC this 12th day of August, 2003.

WEG GP LLC

By:	/s/ Suzanne H. Costin
Name:	Suzanne H. Costin
Title:	Secretary

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

WEG GP, LLC

(Originally filed under the name “New GP, LLC”)

This Amended and Restated Certificate of Formation of WEG GP, LLC (the “Company”), dated November 15, 2002, has been duly executed and is being filed pursuant to Section 19-208 of the Delaware Limited Liability Company Act (the “Act”) to amend and restate the Certificate of Formation of the Company, which was filed on November 12, 2002 with the Secretary of State of the State of Delaware, as heretofore amended.

1. Name. The name of the Company is:

WEG GP LLC

2. Registered Office; Registered Agent. The Address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801.

EXECUTED as of the date written first above.

By:	/s/ Craig R. Rich
Name:	Craig R. Rich
Authorized Person